                                                                    SCHEDULE 14A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                       I.C.H. CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               I.C.H. CORPORATION
                       9255 TOWNE CENTRE DRIVE, SUITE 600
                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2001

                            ------------------------

To Our Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of I.C.H. Corporation (the "Company") will be held at the Level C2 Auditorium, 780 Third Avenue, New York, New York, on May 23, 2001, at 2:00 p.m. ET for the following purposes:

    1. The election of three persons to the Board of Directors of the Company, each to serve a two-year term or until their respective successors are elected and qualified.

    2. Ratification of the appointment of PricewaterhouseCoopers LLP, independent accountants, as the Company's independent accountants for the ensuing year.

    The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to transact such other business as may properly come before the Annual Meeting.

    All stockholders of record as of the close of business on April 9, 2001 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum.

                                          By Order of the Board of Directors

                                          /s/ John A. Bicks
  ------------------------------------------------------------------------------

                                          JOHN A. BICKS

                                          SECRETARY

    THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                                          Mailed to Stockholders
                                                      on or about April 23, 2001

                               I.C.H. CORPORATION
                       9255 TOWNE CENTRE DRIVE, SUITE 600
                          SAN DIEGO, CALIFORNIA 92121

                                PROXY STATEMENT

GENERAL INFORMATION

    This Proxy Statement is furnished to stockholders of I.C.H. Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 23, 2001, at 2:00 p.m., local time, at the Level C2 Auditorium, 780 Third Avenue, New York, New York 10017, and any adjournment or postponement thereof.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of John A. Bicks, the Company's Secretary) a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

    The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company will use the services of Registrar and Transfer Company, 311 Cox Street. Roselle, NJ 07203, in soliciting proxies and the Company expects to pay less than $10,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

    The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business at April 9, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 2,820,386 shares of Common Stock outstanding.

    Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. The American Stock Exchange permits member organizations to give proxies, whether or not instructions have been received from beneficial owners, to vote as to the election of directors and also on matters of the type contained in Proposal
No. 2. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of each of the three nominees for director named below and FOR Proposal No. 2. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the election of directors or Proposal No. 2.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    The following table sets forth information as of the Record Date with respect to each person who is known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual listed with sole voting and/or investment power.

NAME AND ADDRESS                           AMOUNT AND NATURE OF   PERCENT OF SHARES
OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP   OUTSTANDING (%)(5)
-------------------                        --------------------   ------------------
Lloyd I. Miller, III.....................          359,480(1)            12.7%
4550 Gordon Drive
Naples, Florida 34102

James R. Arabia..........................          376,900(2)            13.4%
2174 Guy Street
San Diego, California 92103

Robert H. Drechsler......................          202,540(3)             7.2%
ICH Coporation
780 Third Avenue, 43rd floor
New York, NY 10017

John A. Bicks............................          164,415(4)             5.8%
ICH Corporation
780 Third Avenue, 43rd floor
New York, NY 10017

------------------------

(1) Such shares are variously held by Mr. Miller as follows: (a) as investment advisor to the trustee of certain family trusts; (b) as a manager of a limited liability company, which in turn is the managing general partner of certain limited partnerships; (c) as custodian of certain accounts established under the Florida Uniform Gift to Minors Act for the benefit of his minor children; (d) as an individual; and (e) as a trustee of certain trusts. Mr. Miller has shared voting power and shared dispositive power with respect to 180,998 of these shares, and sole voting power and sole dispositive power with respect to the remaining 178,482 shares.

(2) Includes vested options to purchase 137,000 shares of Common Stock.

(3) Includes vested options to purchase 67,500 shares of Common Stock.

(4) Includes vested options to purchase 72,500 shares of Common Stock. Does not include 10,407 shares of Common Stock held by Mr. Bicks' wife, of which Mr. Bicks disclaims beneficial ownership.

(5) Based upon 2,820,386 shares outstanding. The total number of shares outstanding used in calculating this percentage does not include shares reserved for issuance upon the exercise of stock options or warrants granted or reserved for possible grant.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation divides the Company's Board of Directors into two classes, with the members of each such class serving staggered two-year terms. The Board of Directors presently consists of six members as follows: Class I directors John A. Bicks, Carl D. Robinson and Raymond L. Steele, whose terms currently expire in 2002; and Class II directors Robert H. Drechsler, Ronald W. Cegnar and Bruce M. Kallins. If elected (or reelected, in the case of Mr. Drechsler) at the Annual Meeting, the terms of each of the Class II directors will expire in 2003.

    At the Annual Meeting, the stockholders will elect three directors to serve as Class II directors. The Class II directors who are elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2003 and until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. The Board believes that nominees Robert H. Drechsler, Ronald W. Cegnar and Bruce M. Kallins will stand for election and will, if elected, serve as such Class II directors. However, in the event any nominee is unable or unwilling to serve as a Class II director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the By-laws of the Company.

    The affirmative vote of a majority of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of a director. For purposes of the election of directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

    ROBERT H. DRECHSLER, director nominee, has served as a director of the Company since February 2, 1998, and as Co-Chairman and Co-Chief Executive Officer of the Company and its subsidiaries since June 29, 2000. Mr. Drechsler joined the Company in April, 1999 as Executive Vice President and Corporate Counsel. From December 1991 through April 1999, Mr. Drechsler was a corporate attorney (partner since January 1997) with the firm of Pryor Cashman Sherman & Flynn LLP, legal counsel to the Company. From October 1988 through
December 1991, Mr. Drechsler was a corporate attorney with Skadden, Arps, Slate, Meagher & Flom.

    RONALD W. CEGNAR, director nominee, has served as a director of the Company since February 13, 2001, when he was appointed to fill a vacancy created by the resignation of former outside director David A. Gotz. Mr. Cegnar has more than 24 years experience in the restaurant and food service industries, and is currently a partner of CEO Partners, Inc., a consulting firm based in Lexington, Kentucky that provides advisory services to companies in those industries. Prior to joining CEO Partners, Mr. Cegnar founded and served as president and CEO of Restaurant Services, Inc., the purchasing cooperative responsible for supplying food, packaging, promotional items and equipment to more than 7,000 Burger King restaurants, from 1991 through 1996. Prior to that, Mr. Cegnar served as a senior vice president of Jerrico, Inc., at that time the owner of 1,500 Long John Silver's, Fazoli's and Jerry's restaurants.

    BRUCE M. KALLINS, director nominee, has served as a director of the Company since February 13, 2001, when he was appointed to fill a vacancy created by the resignation of former outside director Timothy R. Scott. Mr. Kallins is a certified public accountant, and since March 1, 1997 has been president and sole shareholder of the general partner of Yakira Partners, L.P., a $40 million hedge fund based in New York, New York. Prior to founding Yakira Partners,
Mr. Kallins was employed as a portfolio manager for Carmel Capital, a New York-based hedge fund.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    The affirmative vote of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve this proposal.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES
  NAMED ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is certain information as of April 20, 2001 for (i) the members of the present Board, (ii) the executive officers of the Company and certain operating subsidiaries and (iii) the directors and executive officers of the Company and certain operating subsidiaries as a group:

                                                                                                       PERCENT OF
                                                                                                         SHARES
                                                                                                      OUTSTANDING
                                                   FIRST                            PERCENT OF        (CALCULATED
                                                  ELECTED               NUMBER OF     SHARES              ON A
                                                    OR         TERM      SHARES     OUTSTANDING   FULLY-DILUTED BASIS)
NAME AND POSITION                       AGE      APPOINTED   EXPIRES       (1)        (%)(2)             (%)(3)
-----------------                     --------   ---------   --------   ---------   -----------   --------------------
John A. Bicks, Co-Chairman, Co-Chief
  Executive Officer, Secretary and
  Director..........................     41        1997        2002       164,415(4)     5.7               4.3
Robert H. Drechsler, Co-Chairman,
  Co-Chief Executive Officer and
  Director..........................     37        1998        2002       202,540(5)     7.0               5.3
Glen V. Freter, Senior Vice
  President and Chief Financial
  Officer...........................     38          --          --        35,580(6)     1.2                 *
F. Edward Chappell, Senior Vice
  President of Business Development
  of Sybra, Inc.....................     56          --          --        85,430(7)     3.0               2.2
David Fitnich, Chief Operating
  Officer of Sybra, Inc.............     45          --          --        58,880(8)     2.1               1.5
Ronald W. Cegnar, Director..........     56        2001          --         6,250(9)       *                 *
Bruce M. Kallins, Director..........     38        2001          --         6,293(10)       *                *
Carl D. Robinson, Director..........     43        1997        2002       119,850(11)     4.2              3.1
Raymond L. Steele, Director.........     66        1998        2002        42,500(12)     1.7              1.2
All directors and executive officers
  of the Company and certain
  operating subsidiaries as a
  whole.............................     --          --          --       721,738      22.8               19.0

------------------------

    * Beneficial ownership of less than 1% is omitted.

(1) Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual listed with sole voting and/or investment power. Includes vested options and options which vest within 60 days of April 20, 2001.

(2) Assumes the exercise of vested options (and options which vest within 60 days of April 20, 2001) held only by such owner. The total number of shares outstanding used in calculating this percentage assumes that none of the options held by other individuals are exercised.

(3) Assumes the exercise of all options and warrants granted or reserved for possible grant.

(4) Includes vested options to purchase 72,500 shares of Common Stock. Does not include 10,407 shares of Common Stock held by Mr. Bicks' wife, of which Mr. Bicks disclaims beneficial ownership.

(5) Includes vested options to purchase 67,500 shares of Common Stock.

(6) Includes vested options to purchase 28,750 shares of Common Stock.

(7) Includes vested options to purchase 48,250 shares of Common Stock.

(8) Includes vested options to purchase 35,750 shares of Common Stock.

(9) Includes vested options to purchase 6,250 shares of Common Stock.

(10) Includes vested options to purchase 6,250 shares of Common Stock. Does not include 55,706 shares of Common Stock owned by Yakira Partners, L.P.
    Mr. Kallins is a limited partner of Yakira Partners, L.P., and the president and sole shareholder of the general partner of Yakira Partners, L.P.

(11) Includes vested options to purchase 45,000 shares of Common Stock.

(12) Includes vested options to purchase 30,000 shares of Common Stock.

    Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1, Election of Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

    JOHN A. BICKS has served as a director of the Company since September 19, 1997 and currently serves as Co-Chairman, Co-Chief Executive Officer and Secretary of the Company and its subsidiaries. Mr. Bicks joined the Company in April 1998 as General Counsel. From March 1996 through March 1998, Mr. Bicks was an attorney with the firm of Pryor Cashman Sherman & Flynn LLP and served as counsel to the Official Committee of Equity Security Holders (the "Equity Committee") of the predecessor companies to the Company. Mr. Bicks has been a practicing attorney in New York since 1985, serving as an Assistant District Attorney in the Manhattan District Attorney's Office from 1985 to 1991, and subsequently in private practice.

    CARL D. ROBINSON has served as a director of the Company since its emergence from bankruptcy on February 19, 1997. Prior to that time, Mr. Robinson served as a member of the Equity Committee. Mr. Robinson is also the owner of Southwestern Insurance marketing, a life insurance and annuity brokerage firm located in Amarillo, Texas, with 120 licensed insurance agents throughout Texas, Oklahoma, New Mexico, and Colorado. From 1987 to 1994, Mr. Robinson was a Regional Director of Southwestern Life Insurance Company. Since 1994, he has been a Managing General Agent for Southwestern Life Insurance Company. Mr. Robinson is a Chartered Financial Consultant and a Certified Life Underwriter. Mr. Robinson has also served as President and as a member of the board of directors of the Amarillo Area CLU Association.

    RAYMOND L. STEELE has served as a director of the Company since February 2, 1998. Mr. Steele is a retired executive with experience in investment banking and investment management, who serves or has served as a director of Robinson Humphrey, Modernfold, Orion, Emerson Radio, Video Services Corp., GFTA and American Bank Note.

    GLEN V. FRETER has served as Senior Vice President and Chief Financial Officer of the Company since October 1, 1999. Mr. Freter joined the Company in March, 1998, and served as Vice President, Controller and Senior Financial Analyst prior to assuming his current position. From 1994 to 1998, Mr. Freter served as chief financial officer of Islands Restaurants, a regional full-service restaurant chain. From 1986 to 1994, Mr. Freter was an audit manager with Arthur Andersen LLP.

    F. EDWARD CHAPPELL has served as Senior Vice President of Business Development for Sybra, Inc. since November 1, 1997. Mr. Chappell has been with Sybra since March 5, 1995 when he was hired as Director of Real Estate.
Mr. Chappell has over 25 years of real estate experience, including as Vice President of Real Estate for Rite Aid Drug Stores, and Director of Development for Taco Bell Corporation.

    DAVID FITNICH has served as Chief Operating Officer of Sybra, Inc. since December 8, 1997. From 1989 through 1997, Mr. Fitnich served as Regional Vice President of Sybra, Inc.'s Southeastern Region (1989-1994) and then its Northern Region (1994-1997). Mr. Fitnich has served in various capacities with Sybra, Inc. since 1981.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain directors and executive officers of the Company (or members of their immediate families or related trusts) and persons who hold more than 5% of the outstanding shares of Common Stock had direct or indirect interests in certain transactions of the Company in the last fiscal year as follows:

    Effective June 29, 2000, the Company entered into an Amended and Restated Employment Agreement with John A. Bicks. See "Employment Contracts, Termination of Employment--John A. Bicks Employment Agreement".

    Effective June 29, 2000, the Company entered into an Amended and Restated Employment Agreement with Robert H. Drechsler. See "Employment Contracts, Termination of Employment--Robert H. Drechsler Employment Agreement".

    CEO Partners, Inc. provided certain advisory services to the Company during 2000, for which that firm was paid a total of $9,473 by the Company. Director nominee Ronald W. Cegnar is a partner of CEO Partners, Inc.

INDEBTEDNESS OF MANAGEMENT

    During 2000, Co-Chairmen and Co-Chief Executive Officers John A. Bicks and Robert H. Drechsler exercised vested options to purchase 57,500 and 23,777 shares, respectively, of Common Stock. In each case, the exercise price for those options was paid in the form of a recourse promissory note dated
March 29, 2000 and executed by the option holder in favor of the Company. The notes provide for interest at an annual rate of 6.75%, and for payment in full of all principal and accrued interest on the tenth anniversary of the note. As of December 31, 2000, the unpaid principal amount of Mr. Bicks' note was $212,812, and the unpaid principal amount of Mr. Drechsler's note was $80,892.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership (Forms 3, 4 and 5) of the Common Stock with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than 10% holders are required by SEC regulations to furnish the Company with copies of such forms that they file.

    To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the year 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

MEETINGS OF COMMITTEES AND THE BOARD OF DIRECTORS

    During 2000, the entire Board of Directors met eight times, including telephonic and in-person meetings. No director attended fewer than 75 percent of all of the meetings of the Board of Directors (held during the period for which he was a director) during 2000.

    The Board of Directors has two committees: the Compensation and Stock Option Committee and the Audit Committee. Upon appointment to a committee, no member of a committee attended fewer then 100% of all the meetings of the Committee of which he was a member. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

    During 2000, the Audit Committee consisted of Carl D. Robinson (Chairman), Raymond L. Steele and former director David A. Gotz. Each of these directors was "independent" during 2000 under the criteria set forth by the American Stock Exchange in Section 12(A) of the listing standards of that exchange. The Audit Committee makes recommendations concerning the engagement of independent accountants, reviews with the independent accountants the scope and results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Board of Directors adopted a written charter for the Audit Committee on May 26, 2000, a copy of which is included as Appendix A hereto. The Audit Committee met twice during 2000.

    During 2000, the Compensation and Stock Option Committee consisted of Raymond L. Steele (Chairman), Carl D. Robinson, Robert H. Drechsler and former director Timothy Scott. The Compensation and Stock Option Committee establishes remuneration levels for executive officers of the Company and implements incentive programs, including the Employee Stock Option Plan and the Director Stock Option Plan. The Compensation and Stock Option Committee met twice during 2000.

COMPENSATION OF DIRECTORS

    DIRECTORS FEES. Each non-employee director is paid a monthly fee of $1,250, plus $250 for each committee chaired. In addition, each non-employee director receives an annual grant of 1,250 shares of the Company's Common Stock. Each director is also reimbursed for expenses incurred in attending director and committee meetings.

    DIRECTOR STOCK OPTION PLAN. Pursuant to the Director Stock Option Plan ( the "Director Plan"), each non-employee director is initially granted a non-qualified option to purchase 25,000 shares of Common Stock in connection with the director's initial election or appointment to the Board. These grants under the Director Plan are made at an exercise price equal to the "fair market value" (as defined under the Director Plan) of the shares of Common Stock subject to such option at the time of the grant. The Compensation and Stock Option Committee may make additional discretionary option grants to eligible directors, consistent with the terms of the Director Plan. The Board may amend, suspend or discontinue the Director Plan at any time.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation of the chief executive officers and the other most highly compensated executive officers of the Company and its subsidiaries other than the chief executive officers in 2000.

                           SUMMARY COMPENSATION TABLE

                                                                         OTHER ANNUAL     SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR     SALARY($)   BONUS($)   COMPENSATION($)        OPTIONS (#)
---------------------------           --------   ---------   --------   ---------------   ---------------------
James R. Arabia.....................    2000      240,625     44,275        3,752,380(1)              --
  former Chairman, Chief
  Executive Officer and President

John A. Bicks.......................    2000      274,999    110,000           14,201(2)          35,000(4)
  Co-Chairman, Co-Chief Executive
  Officer and Secretary

Robert H. Drechsler.................    2000      274,999    110,000            9,177(3)          35,000(4)
  Co-Chairman and Co-Chief
  Executive Officer

Glen V. Freter......................    2000      194,519     58,500               --                 --
  Senior Vice President
  and Chief Financial Officer

David Fitnich.......................    2000      194,615     39,000               --                 --
  Chief Operating Officer
  of Sybra, Inc.

F. Edward Chappell..................    2000      193,461     70,200            5,740(5)              --
  Senior Vice President of
  Business Development of Sybra,
  Inc.

------------------------

(1) Represents severance amounts paid to or for the benefit of Mr. Arabia pursuant to the terms of his employment agreement with the Company. See "Employment Agreements, Termination of Employment", below.

(2) Includes Mr. Bicks' car allowance of $400 per month, as well as premium payments made by the Company on a term life insurance policy owned by Mr. Bicks, as provided for in Mr. Bicks' employment agreement with the Company.

(3) Includes Mr. Drechsler's car allowance of $400 per month, as well as premium payments made by the Company on a term life insurance policy owned by Mr. Drechsler, as provided for in Mr. Drechsler's employment agreement with the Company.

(4) Represents options to acquire shares of Common Stock at an exercise price of $5.06 per share, 26,250 of which are currently vested, and the balance of which vest on January 1, 2002.

(5) Represents Mr. Chappell's car allowance.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                          INDIVIDUAL GRANTS
                                                       -----------------------                POTENTIAL REALIZABLE
                                                        PERCENT OF                              VALUE AT ASSUMED
                                         NUMBER OF        TOTAL                                  ANNUAL RATES OF
                                         SECURITIES    OPTIONS/SARS                                STOCK PRICE
                                         UNDERLYING     GRANTED TO                              APPRECIATION FOR
                                          OPTIONS/      EMPLOYEES     EXERCISE                   OPTION TERM (4)
                                        SARS GRANTED    IN FISCAL      PRICE     EXPIRATION   ---------------------
NAME                                       (#)(2)        YEAR (%)      ($/SH)     DATE (3)     5% ($)      10% ($)
----                                    ------------   ------------   --------   ----------   ---------   ---------
John A. Bicks.........................     35,000          45.5         5.06       6/29/10     111,300     282,100
  Co-Chairman, Co-Chief Executive
  Officer and Secretary

Robert H. Drechsler...................     35,000          45.5         5.06       6/29/10     111,300     282,100
  Co-Chairman and
  Co-Chief Executive Officer

------------------------

(1) The Company has not, to date, granted any stock appreciation rights under the Employee Stock Option Plan.

(2) The Company has established stock option plans for the purpose of attracting and retaining executive officers, directors and employees. Options granted under the plans are exercisable for shares of Common Stock.

(3) Each option granted in 2000 has a ten-year term.

(4) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible appreciation, if any, in the Company's stock price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

    JOHN A. BICKS EMPLOYMENT AGREEMENT. Effective June 29, 2000, John A. Bicks and the Company entered into an Amended and Restated Employment Agreement (the "Bicks Agreement") providing for an initial three (3) year term, subject to automatic extensions. Mr. Bicks' annual base salary is $300,000, subject to increase at the discretion of the Board of Directors of the Company. Mr. Bicks is also eligible to receive an annual bonus based upon his performance and that of the Company, which is targeted at forty percent (40%) of annual base salary. Should the Company terminate Mr. Bicks' employment other than for cause or should he terminate his employment for good reason or following a change in control (as defined in the Bicks Agreement), Mr. Bicks is entitled to a severance payment equal to three times the sum of Mr. Bicks' (i) then-current base salary and (ii) average bonus paid during the two immediately preceding years. Mr. Bicks is required to devote substantially all of his business time to the affairs of the Company.

    ROBERT H. DRECHSLER EMPLOYMENT AGREEMENT.  Effective June 29, 2000, Robert
H. Drechsler and the Company entered into an Amended and Restated Employment Agreement (the "Drechsler Agreement") providing for an initial three (3) year term, subject to automatic extensions. Mr. Drechsler's annual base salary is $300,000, subject to increase at the discretion of the Board of Directors of the Company. Mr. Drechsler is also eligible to receive an annual bonus based upon his performance and that of the Company, which is targeted at forty percent (40%) of annual base salary. Should the Company terminate Mr. Drechsler's employment other than for cause or should he terminate his employment for good reason or following a change in control (as defined in the Drechsler Agreement), Mr. Drechsler is entitled to a severance payment equal to three times the sum of Mr. Drechsler's (i) then-current base salary and (ii) average bonus paid during the two immediately preceding years. Mr. Drechsler is required to devote substantially all of his business time to the affairs of the Company.

    JAMES R. ARABIA--TERMINATION OF EMPLOYMENT. Effective June 15, 2000, the employment of James R. Arabia, the former Chairman, President and Chief Executive Officer of the Company was terminated by Mr. Arabia's resignation at the request of the Board of Directors. In connection with Mr. Arabia's departure from the Company, and pursuant to the terms of his Amended and Restated Employment Agreement with the Company: (a) Mr. Arabia received a cash severance payment of $3,280,000 (of which $1,097,603 was paid in the form of the cancellation of certain of Mr. Arabia's then-existing indebtedness to the Company), representing four times the sum of his (i) then-current base salary and (ii) average bonus paid during the two immediately preceding full fiscal years of employment; (b) certain of Mr. Arabia's indebtedness to the Company was forgiven, consisting principally of a loan made to Mr. Arabia in 1997 for the purchase of Common Stock of the Company; and (c) the vesting of Mr. Arabia's outstanding options to purchase Common Stock of the Company was accelerated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During part of 2000, Robert H. Drechsler served on the Company's Compensation and Stock Option Committee. As noted above, Mr. Drechsler served as an officer and employee of the Company during 2000.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The amount of compensation paid by the Company to John A. Bicks and Robert
H. Drechsler in the year ended December 31, 2000, in the case of base salary, was determined based on the employment agreements between the Company and those executives and in the case of stock option grants and bonuses, was determined by the Compensation and Stock Option Committee. With respect to the amount of compensation paid by the Company during 2000 to executive officers who did not have employment agreements with the Company, such determinations were made by the Co-Chief Executive Officers, in certain cases after consultation with the Compensation and Stock Option Committee, based upon the criteria set forth below. In 2000, executive compensation consisted solely of base salary, grants of stock options under the Company's Employee Stock Option Plan that vest over time, and bonuses paid to John A. Bicks, Robert H. Drechsler, F. Edward Chappell, Glen V. Freter and David Fitnich.

    EXECUTIVE COMPENSATION PHILOSOPHY. The Compensation and Stock Option Committee will annually consider the appropriate combination of cash and option-based compensation and weigh the competitiveness of the Company's overall compensation arrangements in relation to comparable companies. From time to time the Compensation and Stock Option Committee may retain compensation and other management consultants to assist with, among other things, structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company's executive officers and key employees, as well as to guide the Company in the development of near-term and long-term individual performance objectives necessary to achieve long-term profitability.

    The Compensation and Stock Option Committee believes that a fundamental goal of the Company's executive compensation program should be to provide incentives to create value for the Company's stockholders.

    BASE SALARIES. The base compensation for the Company's executive officers in 2000 was established in a manner consistent with the provisions of existing employment agreements between the Company and John A. Bicks and Robert H. Drechsler and through negotiations between the Company and the executives who did not have employment agreements with the Company. The base compensation levels were set to compensate the executives for the functions they will perform as well as to be consideration for certain non-competition provisions contained in certain executive officers' employment agreements. While no specific formula was used to determine base compensation levels for the Company's executive officers, the Company believes that the base salaries are generally in line with those of comparable companies. Base salaries will be reviewed annually and may be increased by the Compensation and Stock Option Committee in accordance with certain criteria determined primarily on the basis of growth of revenues and EBITDA and on the basis of certain other factors, which include (i) individual performance, (ii) the functions performed by the executive officer, and
(iii) changes in the compensation peer group in which the Company competes for executive talent. The weight given such factors by the Compensation and Stock Option Committee may vary from individual to individual.

    ANNUAL BONUS COMPENSATION. The Company's policy of awarding annual cash bonuses is designed to specifically relate executive pay to Company and individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for the achievement of substantive Company and personal objectives.

    EMPLOYEE STOCK OPTION PLAN. Awards are granted under the Employee Stock Option Plan based on a number of factors, including (i) the executive officer's or key employee's position in the Company, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in the Company, (iv) equity participation levels of comparable executives and key employees at other companies in the compensation peer group and
(v) individual contribution to the success of the Company's financial performance. However, the Employee Stock Option Plan does not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the Compensation and Stock Option Committee's evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question. During 2000, an aggregate of 70,000 options at an exercise price of $5.06 per share were granted to Messrs. Bicks and Drechsler.

    The Company's Employee Stock Option Plan relates closely to traditional forms of equity-oriented compensation in the restaurant industry. The purpose of the option grants is to aid the Company in attracting and retaining quality employees, all advancing the interest of the Company's stockholders, by offering employees an incentive to maximize their efforts to promote the Company's economic performance. In addition, to assist the Company in retaining employees and encouraging them to seek long-term appreciation in the value of the Company's stock, options generally are not exercisable immediately upon grant, but instead vest over a period of years. Accordingly, an employee must remain with the Company for a period of years to enjoy the full economic benefit of an option.

    401(K) SAVINGS PLAN. The Company also maintains a tax-qualified 401(k) savings plan for its eligible employees known as the "I.C.H. Corporation 401(k) Savings Plan" ("401(k) Plan"). Employees who have attained age 21 and completed one year of service with the Company are eligible to participate and may elect to defer up to 15% of their base pay on a pre-tax basis to the 401(k) Plan. The Company may make discretionary contributions, including matching contributions, to the 401(k) Plan on behalf of eligible participants in any plan year. Participants are always 100% vested in their pre-tax contributions and will become vested in any matching contributions made on their behalf after one year of service with the Company at a rate of 20% per year, becoming 100% vested after a total of five years of service with the Company. The assets of the 401(k) Plan are held in trust and a separate account is established for each participant. A participant may receive a distribution of his vested account balance in the 401(k) Plan in a single sum or installment payment or in the form of an annuity upon his or her termination of service with the Company.

    CO-CHIEF EXECUTIVE OFFICER COMPENSATION. John A. Bicks and Robert H. Drechsler, the Co-Chief Executive Officers of the Company since June 29, 2000, each received a base salary during 2000 of $274,999 pursuant to the terms of their respective employment agreements. Messrs. Bicks and Drechsler each received options to purchase 35,000 shares of Common Stock at an exercise price of $5.06 per share under the Employee Stock Option Plan during 2000. Messrs. Bicks and Drechsler were also paid a cash bonus of $110,000 each with respect to the year 2000. The Compensation and Stock Option Committee recognizes the contributions of Messrs. Bicks and Drechsler to the Company's operations and attempts to ensure that their compensation is commensurate with the compensation of chief executive officers of competitive corporations. The Board of Directors deemed the base salary, bonus, and option grants paid to Messrs. Bicks and Drechsler appropriate in light of their substantial contributions to the Company in 2000.

                                  COMPENSATION AND STOCK OPTION
                                  COMMITTEE OF THE BOARD OF DIRECTORS
                                  RAYMOND P. STEELE, CHAIRMAN
                                  CARL D. ROBINSON
                                  RONALD W. CEGNAR

PERFORMANCE GRAPH

    The Company's Common Stock commenced trading on the American Stock Exchange on July 23, 1997. The following graph compares total stockholder returns from February 19, 1997 through December 31, 2000 to the Standard & Poor's 500 Stock Index ("S&P 500 Index") and to the Nation's Restaurant News Index ("NRN Index"). The graph assumes that the value of the investment in the Company's Common Stock and in the S&P 500 and NRN indices was $100 at February 19, 1997 and that all dividends were reinvested. The price of the Common Stock on February 19, 1997 (on which the graph is based) was $2.17 per share.

    The stockholder return shown on the following graph is not necessarily indicative of future performance and the Company does not believe that the graph is particularly meaningful.

PERFORMANCE COMPARISON

    The graph below provides a comparison of the Company's Common Stock cumulative total shareholder return with the S&P 500 Index and the NRN Index. This graph assumes the investment of $100 on February 19, 1997 in the Company's Common Stock, the S&P 500 Index and the NRN Index, and reinvestment of dividends at the monthly closing stock prices.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            ICH   S&P   NRN
2/19/97     $100  $100  $100
12/31/97    $167  $120  $101
12/31/98    $167  $154  $135
12/31/99    $507  $186  $128
12/31/2000  $219  $177  $121

                                 PROPOSAL NO. 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP served as the Company's independent accountants for the fiscal year ended December 31, 2000 and has been appointed by the Board of Directors to continue as the Company's independent accountants for the fiscal year ending December 31, 2001. In the event that ratification of this appointment of auditors is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of independent accountants will be reconsidered by the Board of Directors. Unless marked to the contrary, each proxy received will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants for the fiscal year ending December 31, 2001.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

    AUDIT FEES--The aggregate fees charged by PricewaterhouseCoopers LLP for professional services rendered in connection with its audit of the Company's annual financial statements and its review of the financial statements contained in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2000 were $90,000.

    ALL OTHER FEES--During 2000 PricewaterhouseCoopers LLP charged the Company an aggregate of $11,000 for professional services rendered in connection with its audit of the ICH Corporation 401(k) Savings Plan.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

    The affirmative vote of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.

                             SHAREHOLDER PROPOSALS

    To be considered for presentation at the annual meeting of the Company's stockholders to be held in 2002, a stockholder proposal must be received by John
A. Bicks, Secretary, I.C.H. Corporation, 9255 Towne Centre Drive, Suite 600, San Diego, California 92121, no later than December 21, 2001.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof and accordance with the judgments of the persons voting the proxies.

    It is important that proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ John A. Bicks
  ------------------------------------------------------------------------------

                                          JOHN A. BICKS

                                          SECRETARY

Date: April 20, 2001
     San Diego, California

                                                                      APPENDIX A

                                ICH CORPORATION
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

I.  PURPOSE

    The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

III.  MEETINGS

    The Audit Committee shall meet at least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management periodically to review the Corporation's financials consistent with Section IV.4 Below.

IV.  RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

    1. Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to amend or update this Charter.

    2. Review with management and the independent accounts the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statements of Auditing Standards No. 61 ("SAS No.61").

    3. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants'review of the financial statements and controls of the Corporations. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationship the accountants have with the Corporation to determine the accountants' independence.

    4.  Oversee independence of the accounts by:

       - receiving from all accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

       - reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

       - recommending, if necessary, that the Board take certain action to satify itself of the auditor's independence.

    5. Evaluate major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management's and make recommendations to the board with respect to such changes or proposed changes.

                                 REVOCABLE PROXY
                               I.C.H. CORPORATION

     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF I.C.H. CORPORATION The undersigned shareholder of I.C.H. Corporation (the "Company") hereby constitutes and appoints John A. Bicks the Proxy of the undersigned, with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of the Company to be held at the Level C2 Auditorium, 780 Third Avenue, New York, New York, 10017 on May 23, 2001 at 2:00 p.m., local time
(the "Annual Meeting"), all of the shares of the Company which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement. Please be sure to sign and date this Proxy in the box below.

Date
     ------------------------------     -------------------------------------
                                               Shareholder sign above


                                        -------------------------------------
                                            Co-holder (if any) sign above


                                          FOR      WITHHOLD      FOR ALL EXCEPT

1. The election of three directors:        / /         / /              / /


   Ronald W. Cegnar
   Robert H. Drechsler
   Bruce M. Kallins


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------


                                          FOR      AGAINST      ABSTAIN

2. The approval of the selection of       / /        / /          / /
   PricewaterhouseCoopers LLP as the
   auditors of the Company for the
   current fiscal year.

   This Revocable Proxy will be voted
   as directed by the undersigned.
   If no direction is given, this
   Revocable Proxy will be voted FOR
   the nominees listed and FOR proposal 2.

   All Proxies previously given by the
   undersigned are hereby revoked. Receipt
   of the Notice of Annual Meeting of
   Shareholders of the Company and of the
   accompanying Proxy Statement is hereby
   acknowledged.


SIGNATURE(S)___________________________________   DATE _________________________
NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.


--------------------------------------------------------------------------------
   ^Detach above card, date, sign and mail in postage paid envelope provided.^


                               I.C.H. CORPORATION


IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE. PLEASE ACT PROMPTLY DATE, SIGN & MAIL YOUR PROXY CARD TODAY